Exhibit (l)(1)
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 28, 2024, with respect to the statutory financial statements of Protective Life Insurance Company, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information, also incorporated by reference.
/s/ KPMG LLP
Birmingham, Alabama
September 12, 2024

Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated April 12, 2024, with respect to the financial statements of the subaccounts that comprise Protective Variable Annuity Separate Account, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information, also incorporated by reference.
/s/ KPMG LLP
Birmingham, Alabama
September 12, 2024